Exhibit 3.1.1

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
	OFFICE OF THE SECRETARY OF STATE Filing Acknowledgement	September 5, 2008

Job Number	Corporation Number
C20080908-0044	E0799472006-9

Filing Description	Document Filing Number	Date/Time of Filing
Stock Split	20080595982-48	September 5, 2008 04:45:22AM

Corporation Name VIVAKOR, INC.	REGISTERED AGENT SOLUTIONS, INC, Resident Agent

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division.  The filing date and time have been affzed to each document, indicating the date and time of filing.  A filing number is also affixed and can be used to reference this document in the future.

Respectfully, /s/ Ross Miller ROSS MILLER Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada  89701-4069
Telephone  (775) 684-5708
Fax (775) 68407138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

| Filed in the office of | Document Number 20080595982-48 |
|---|---|
| Ross Miller Secretary of State State of Nevada | Filing Date and Time 09/05/2008 4:45 PM |
| | Entity Number E0799472006-9 |

# Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

## Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

VIVAKOR, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 shares common stock, $0.001 par value per share
10,000,000 shares preferred stock, $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

242,500,000 shares common stock, $0.001 par value per share
10,000,000 shares preferred stock, $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

2.425 common shares to be issued in exchange for each one (1) common share currently issued.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Rounded to the nearest whole share

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X

Signature of Officer

President

Title

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Nevada Secretary of State Stock Split
Revised: 7-1-08